ROSS MILLER                                               Document Number
Secretary of State                                        20120136736-31
206 North Carson Street, Ste 1                            Filing Date and Time
Carson City, Nevada 89701-4299                            02/27/2012 6:28 AM
(775) 684 5708                                            Entity#
Website: www.nvsos.gov                                    E0375472008-9

                                                          Filed in the office of
                                                          /s/ Ross Miller
   CERTIFICATE OF CORRECTION                              Ross Miller
   PURSUANT TO NRS CHAPTERS 78,                           Secretary of State
78A, 80, 81, 82, 84, 86, 87, 87A, 88,                     State of Nevada
        88A, 89 AND 92A


                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                           Certificate of Correction
    (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A,
                                  89 AND 92A)

1. The name of the entity for which correction is being made:

   Orgenesis Inc. (formerly Business Outsourcing Services Inc.)

2. Description of the original document for which correction is being made:

   Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made:

   August 23, 2011

4. Description of the inaccuracy or defect:

   The par value of the shares in item 4 is stated incorrectly as $0.001

5. Correction of the inaccuracy or defect:

   Item 4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change should state:

   1,750,000,000 shares of common stock with a par value of $0.0001.

6. Signature:

/s/
------------------------           ---------           ----------
Authorized Signature               Title               Date

"If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.